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                                                                     Exhibit 1.2

                                                                  NUMBER: 556953

[BRITISH COLUMBIA LOGO]
      BRITISH
      COLUMBIA


                                   CERTIFICATE
                                       OF
                                 CHANGE OF NAME
                                   COMPANY ACT

                              I HEREBY CERTIFY that

                                556953 B.C. LTD.

                        has this day changed its name to
                          MINERA CORTEZ RESOURCES LTD.




               ISSUED under my hand at Victoria, British Columbia
                                on March 02, 1998


[SEAL]

                               /s/ John S. Powell
                        ---------------------------------
                                 JOHN S. POWELL
                             Registrar of Companies
                          PROVINCE OF BRITISH COLUMBIA
                                     CANADA